Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION
3683371 Canada, Inc.	Canada
Action Computer Supplies Limited	United Kingdom
Action Ltd.	United Kingdom
BlueMetal Architects, Inc.	Delaware
Calence, LLC	Delaware
Cardinal Solutions Group, Inc.	Ohio
Computers by Post Limited	United Kingdom
Datalink Holding LLC	California
Datalink Nevada LLC	Nevada
Docufile Limited	United Kingdom
DSI Data Systems International Limited	United Kingdom
En Pointe Technology Sales, LLC	Delaware
Fraser Associates PLC	United Kingdom
Ignia Pty Ltd	Australia
Insight Australia Holdings Pty Ltd	Australia
Insight Canada Holdings, Inc.	Arizona
Insight Canada Inc.	Ontario
Insight Consulting Services, LLC	Arizona
Insight Data Technologies Ltd	Ireland
Insight Deutschland GmbH & Ko KG	Germany
Insight Development Corp Limited	United Kingdom
Insight Direct (GB) Limited	United Kingdom
Insight Direct (UK) Limited	United Kingdom
Insight Direct Canada, Inc.	Canada
Insight Direct Services Limited	United Kingdom
Insight Direct USA, Inc.	Illinois
Insight Direct Worldwide, Inc.	Arizona
Insight Enterprises Australia Pty Limited	Australia
Insight Enterprises BV	Netherlands
Insight Enterprises CV	Netherlands
Insight Enterprises UK, Ltd.	United Kingdom
Insight Enterprises, Inc.	Delaware
Insight Enterprises Holdings BV	Netherlands
Insight Enterprises Hong Kong	Hong Kong
Insight Enterprises Netherlands BV	Netherlands
Insight Enterprises (NZ) Limited	New Zealand
Insight Enterprises (Shanghai) Co. Ltd	China
Insight Holding (Deutschland) GmbH	Germany
Insight Marketing GmbH	Germany
Insight Networking Solutions Ltd	United Kingdom
Insight North America, Inc.	Arizona

Insight Physical Security Solutions, LLC (fka Calence Physical Security Solutions, LLC)	Arizona
Insight Public Sector, Inc.	Illinois
Insight Receivables Holding, LLC	Illinois
Insight Receivables, LLC	Illinois
Insight Stadium Services, LLC	Arizona
Insight Technology Solutions AB	Sweden
Insight Technology Solutions AG	Switzerland
Insight Technology Solutions ApS	Denmark
Insight Technology Solutions GmbH	Austria
Insight Technology Solutions GmbH	Germany
Insight Technology Solutions, Inc.	Delaware
Insight Technology Solutions,LLC.	Belgium
Insight Technology Solutions Oy	Finland
Insight Technology Solutions Pte Ltd	Singapore
Insight Technology Solutions SAS	France
Insight Technology Solutions S.L.	Spain
Insight Technology Solutions SRL	Italy
Insight Technology Solutions s.r.o.	Czech Republic
Insight UK Acquisitions Limited	United Kingdom
Interconnect Network Systems Ltd	United Kingdom
M2 Marketplace, Inc.	Delaware
Minx Limited	United Kingdom
MV Sub, Inc.	Minnesota
OnSale Holdings, Inc.	Illinois
PC Wholesale Ltd	United Kingdom
PCM, Inc.	Delaware
Insight Direct Philippines, LLC (fka PCM BPO, LLC)	Delaware
PCM Logistics, LLC	Delaware
PCM PK (Private) Limited	Pakistan
TigerDirect, LLC (fka PCM Sales, LLC)	Delaware
PCM Sales Canada, Inc.	Quebec
Insight Direct India LLP (fka PCM Technology Solutions India Limited Liability Partnership)	India
PCM Technology Solutions UK, Ltd	United Kingdom
PCMG, Inc.	Delaware
Provista Technology Services Limited	United Kingdom
Provista UK Limited	United Kingdom
Pulse Building Limited	United Kingdom
Software Spectrum Holdings Limited	United Kingdom
Software Spectrum (UK) Limited	United Kingdom
Software Spectrum Services BV	Netherlands
SSI Britain Limited	United Kingdom
Stack Data Solutions, LTD	United Kingdom
Stack Technology Holdings, LTD.	United Kingdom
Stack Telecommunications Solutions, LTD	United Kingdom
STI Acquisition	Minnesota